CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of the Brown Advisory Funds and to the use of our reports dated August 28, 2015 on the financial statements and financial highlights of Brown Advisory Growth Equity Fund, Brown Advisory Value Equity Fund, Brown Advisory Flexible Equity Fund, Brown Advisory Equity Income Fund, Brown Advisory Sustainable Growth Fund, Brown Advisory Small-Cap Growth Fund, Brown Advisory Small-Cap Fundamental Value Fund, Brown Advisory Multi-Strategy Fund, Brown Advisory Global Leaders Fund, Brown Advisory Equity Long/Short Fund, Brown Advisory Intermediate Income Fund, Brown Advisory Total Return Fund, Brown Advisory Strategic Bond Fund, Brown Advisory Maryland Bond Fund, Brown Advisory Tax Exempt Bond Fund, Brown Advisory Mortgage Securities Fund, Brown Advisory- WMC Strategic European Equity Fund, Brown Advisory-WCM Japan Alpha Opportunities Fund, Brown Advisory- Somerset Emerging Markets Fund and Brown Advisory Emerging Markets Small- Cap Fund, each a series of  Brown Advisory Funds.   Such financial statements and financial highlights appear in the 2015 Annual Report to Shareholders, which is incorporated by reference into the Statement of Additional Information.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
October 30, 2015